EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

Radio One, Inc.

Silver Spring, Maryland

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-195224) and Form S-8 (No. 333-164354) of Radio One, Inc. of our reports dated March 10, 2017, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of Radio One, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

McLean, Virginia

March 10, 2017